Exhibit 107.1

Calculation of Filing Fee Tables

Form F-3
(Form Type)

GH Research PLC
(Exact Name of registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares	457(o)	(1)	(1)	(1)	(1)	(1)
	Debt	Debt Securities	457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Warrants	457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Units	457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Subscription Rights	457(o)	(1)	(1)	(1)	(1)	(1)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$400,000,000	0.00015310	$61,240
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(p)	$27,500,000		N/A			F-3	333- 270418	March 17, 2023	$3,030.50(2)
	Total Offering Amounts					$400,000,000		$61,240
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$3,030.50
	Net Fee Due							$58,209.50

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	GH Research PLC	Form F-3	333-270418	March 9, 2023		$3,030.50	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(2)	$27,500,000
Fee Offset Sources	GH Research PLC	Form F-3	333-270418		March 9, 2023						$3,030.50(2)

(1)
The amount to be registered consists of up to $400,000,000 of an indeterminate amount of ordinary shares, debt securities, warrants, units and/or subscription rights that may be offered and sold from time to time in one or more offerings.

(2)
The registrant previously paid a filing fee of $22,040 in connection with the registration of $200,000,000 of unallocated universal shelf securities that have been previously registered under the registrant’s registration statement on Form F-3 (File No. 333-270418) filed with the Securities and Exchange Commission on March 9, 2023 and declared effective on March 17, 2023 (the “Prior Registration Statement”), of which $27,500,000 remains unsold as of the date of the filing of this registration statement. Pursuant to Rule 457(p), the filing fee of $3,030.50 in connection with such $27,500,000 of unsold unallocated universal shelf securities may be offset against the total filing fee due for this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the time of the filing of this registration statement.